Exhibit 23.01

    CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 24, 2001 relating to the financial statements and financial statement schedules, which appears in Corning Incorporated's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in the Registration Statement.

PricewaterhouseCoopers LLP
New York, New York

March 15, 2001